EXHIBIT 23.3

Rio de janeiro, December 29, 2011.

CONSENT OF APSIS CONSULTORIA EMPRESARIAL LTDA.

We hereby consent to the use of our name and to the incorporation by reference of our valuation report which was prepared to provide Gol Linhas Aéreas S.A. (the “Company”) and its board of directors a basis for deciding the subscription price of the capital increase which is incorporated by reference to the Registration Statement on Form F-3 (the “Registration Statement”) of the Company. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

APSIS CONSULTORIA EMPRESARIAL LTDA.

/s/ Renata Pozzato Carneiro Monteiro

Renata Pozzato Carneiro Monteiro

Managing Director